UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2015 (April 30, 2015)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On April 30, 2015, Southern Copper Corporation (“SCC” or the “Company”), held its 2015 Annual Meeting of Stockholders. The total outstanding voting securities eligible to vote were 803,766,577 shares of Common Stock.  775,515,574 shares, constituting approximately 96.49% of the total outstanding shares eligible to vote at the meeting, were present in person or by proxy.  The stockholders were asked to take the following actions:

1.               To elect our twelve directors, who will serve until the 2016 annual meeting.

2.               To ratify the selection by the Audit Committee of the Board of Directors of Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, as our independent accountants for calendar year 2015.

3.               To approve, by non-binding advisory vote, our executive compensation.

PROPOSAL 1 — ELECTION OF DIRECTORS

The results of the vote were as follows:

	Number of Shares
Name	For	Withheld	Broker Non-Votes
Germán Larrea Mota-Velasco	688,081,576	42,544,724	44,889,273
Oscar González Rocha	684,314,540	46,311,138	44,889,273
Emilio Carrillo Gamboa	685,822,930	44,803,370	44,889,273
Alfredo Casar Pérez	721,483,158	9,143,142	44,889,273
Luis Castelazo Morales	721,517,452	9,108,848	44,889,273
Enrique Castillo Sánchez Mejorada	686,108,394	44,517,906	44,889,273
Xavier García de Quevedo Topete	684,359,791	46,266,509	44,889,273
Daniel Muñiz Quintanilla	721,510,681	9,115,619	44,889,273
Luis Miguel Palomino Bonilla	724,686,787	5,939,513	44,889,273
Gilberto Perezalonso Cifuentes	705,215,279	25,411,011	44,889,283
Juan Rebolledo Gout	721,509,136	9,117,164	44,889,273
Carlos Ruiz Sacristán	728,584,624	2,041,676	44,889,273

PROPOSAL 2 — APPROVAL OF THE APPOINTMENT OF SCC’s INDEPENDENT PUBLIC ACCOUNTANTS

The results of the vote were as follows:

Number of Votes (1 vote per share)

In Favor	Against	Abstain	Broker Non-Votes
774,283,148	699,666	532,759	0

PROPOSAL 3 — APPROVAL, BY NON-BINDING VOTE, OF SCC’s EXECUTIVE COMPENSATION

The results of the vote were as follows:

Number of Votes (1 vote per share)

In Favor of Adoption	Against Adoption	Abstain	Broker Non- Votes
726,930,127	3,025,727	670,445	44,889,273

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

	By:	/s/ Hans A. Flury
	Name:	Hans A. Flury
	Title:	Secretary

Date: May 1, 2015